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                                                                   EXHIBIT 10.14

                           INVESTORS' RIGHTS AGREEMENT



      This Investors' Rights Agreement (this "AGREEMENT") is made and entered into as of September 10, 1996 (the "EFFECTIVE DATE") by and among Aptex Software Inc., a California corporation (the "COMPANY"), HNC Software Inc., a Delaware corporation ("HNC") and Michael A. Thiemann ("THIEMANN"). HNC and Thiemann are collectively hereinafter referred to as the "INVESTORS" and each is individually sometimes hereinafter referred to as an "INVESTOR."

                                 R E C I T A L S

            A. Concurrently herewith, HNC has agreed to purchase from the Company, and the Company has agreed to sell to HNC, shares of the Company's Series A Preferred Stock ("SERIES A PREFERRED STOCK") on the terms and conditions set forth in that certain Series A Preferred Stock Purchase Agreement dated of even date herewith by and between the Company and HNC (the "HNC PURCHASE AGREEMENT").

            B. In addition, concurrently herewith, Thiemann has agreed to purchase from the Company, and the Company has agreed to sell to Thiemann, 1,000,000 shares of the Company's Common Stock on the terms and conditions set forth in that certain Restricted Stock Purchase Agreement dated of even date herewith by and between the Company and Thiemann (the "THIEMANN PURCHASE AGREEMENT") and pursuant to the terms and conditions of the Company's 1996 Equity Incentive Plan.

            C. The HNC Purchase Agreement and the Thiemann Purchase Agreement each provide that the parties shall enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

      1.    RIGHT OF FIRST REFUSAL.

            1.1 GENERAL. Subject to the terms and conditions of this Agreement, the Company hereby grants to each Investor the right of first refusal to purchase such Investor's Pro Rata Share (as defined below), of all (or any part) of any "New Securities" (as defined in Section 1.2) that the Company may from time to time issue after the Effective Date of this Agreement (the "RIGHT OF FIRST REFUSAL"). For purposes of this Right of First Refusal, an Investor's "PRO RATA SHARE" is the percentage obtained by dividing (a) the number of "Rights Securities" (as defined in Section 1.3) held of record (or issuable upon the conversion, exchange or exercise of other securities held of record) by such Investor on the date the applicable "Issue Notice" (as defined in Section 1.4) is given (the "NOTICE DATE"), by (b) the number of shares of Common Stock equal to the sum of (i) the total number of shares of Common Stock of the Company


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outstanding on the applicable Notice Date, plus (ii) the total number of shares of Common Stock of the Company into which all shares of Preferred Stock or other convertible securities (including but not limited to convertible debt securities) of the Company that are outstanding on the applicable Notice Date are then convertible, plus (iii) the number of shares of Common Stock of the Company (other than outstanding shares of Common Stock described in clause (i) above) that are reserved for issuance under any stock purchase, stock option and/or stock bonus plans of the Company on the applicable Notice Date, plus (iv) the number of shares of Common Stock of the Company reserved for issuance under any stock options, stock warrants or similar securities (other than shares described in the immediately preceding clause (iii)).

            1.2 NEW SECURITIES. As used herein, the term "NEW SECURITIES" shall mean any Common Stock or Preferred Stock of the Company of any class or series, whether now authorized or not, and any options, warrants or other rights to purchase or acquire any shares of such Common Stock or Preferred Stock, and securities of any other type whatsoever (including without limitation debt securities) that are, or may become, convertible or exchangeable into shares of such Common Stock or Preferred Stock; provided, however, that the term "New Securities" does not include:

                  (i) the shares of the Company's Series A Preferred Stock purchased by HNC under the HNC Purchase Agreement, or any stock or securities into which such shares of Series A Preferred Stock may be converted by their terms, and the shares of the Company's Common Stock purchased by Thiemann under the Thiemann Purchase Agreement;

                  (ii) any shares of the Company's Common Stock (and/or options or warrants to purchase Common Stock) that, pursuant to the approval of the Company's Board of Directors, are issued or issuable to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to the Company's 1996 Equity Incentive Plan, as such may be amended, or any other similar equity incentive plans, agreements or arrangements that are affirmatively approved by at least eighty percent (80%) of the authorized members of the Board of Directors of the Company;

                  (iii) any shares of Common Stock or other securities of the Company that are issuable upon conversion of or with respect to any then outstanding shares of Preferred Stock of the Company or upon the conversion of or with respect to any other then outstanding securities of the Company held or owned by HNC;

                  (iv) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split or stock dividend;

                  (v) securities offered by the Company to the public pursuant to a registration statement filed under the Securities Act of 1933, as amended, or any successor law thereto (the "1933 ACT"); and

                  (vi) securities issued by the Company pursuant to the acquisition of another corporation or business by the Company, whether by consolidation, merger, purchase of



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assets, or purchase of stock or other securities; provided that such acquisition transaction is duly approved by the Company's Board of Directors.

            1.3 RIGHTS SECURITIES. The term "RIGHTS SECURITIES" means: (i) the shares of Common Stock of the Company issuable upon the conversion of any then outstanding shares of Series A Preferred Stock issued to HNC under the HNC Purchase Agreement; (ii) the shares of Common Stock of the Company issued to Thiemann under the Thiemann Purchase Agreement (the "THIEMANN SHARES"); or (iii) any other shares of Common Stock of the Company then owned by HNC or Thiemann or issuable upon the conversion or exchange of any shares of Preferred Stock or other securities of the Company then owned by HNC or Thiemann, or upon the exercise of warrant, option or other right to acquire securities of the Company then owned by HNC or Thiemann. For purposes of this Section 1, an Investor shall be deemed to own all Rights Securities issuable upon the conversion, exchange or exercise of any shares or other securities of the Company owned by such Investor.

            1.4 PROCEDURE. In the event that the Company proposes to undertake an issuance of New Securities, it shall give to each Investor written notice of its intention to issue such New Securities (the "ISSUE NOTICE"), describing the type and amount of such New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Investor shall have ten (10) days from the date of mailing of any such Notice to agree in writing to purchase such Investor's Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Investor's Pro Rata Share). If any Investor fails to so agree in writing within such ten (10) day period to purchase such Investor's full Pro Rata Share of an offering of New Securities (a "NONPURCHASING Investor"), then such Nonpurchasing Investor shall forfeit such Nonpurchasing Investor's Right of First Refusal hereunder to purchase that part of such Nonpurchasing Investor's Pro Rata Share of such New Securities that such Nonpurchasing Investor did not so agree to purchase and the Company shall promptly give the other Investor (provided that such other Investor has timely agreed to purchase such Investor's full Pro Rata Share of such offering of New Securities) written notice of the failure of the Nonpurchasing Investor to purchase such Nonpurchasing Investor's full Pro Rata Share of such offering of New Securities (the "OVERALLOTMENT NOTICE"), and the other Investor shall then have the right to agree to purchase all or any portion of the Nonpurchasing Investor's unpurchased Pro Rata Share of such offering of New Securities at any time within five (5) days after receiving the Overallotment Notice.

            1.5 FAILURE TO EXERCISE. In the event that the Investors fail to exercise in full the Right of First Refusal within such ten (10) plus five (5) day period described in Section 1.4, then the Company shall have 120 days thereafter to sell the New Securities with respect to which the Investors' Rights of First Refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company's Issue Notice to the Investors. In the event that the Company has not issued and sold the New Securities within such 120 day period, then the Company shall not thereafter issue or sell any



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New Securities without again first offering such New Securities to the Investors in accordance with this Section 1.

            1.6 ALTERNATIVE RIGHT TO MAINTAIN OWNERSHIP RATIO RELATIVE TO HNC. If at any time during the Maintenance Period (as defined below) HNC purchases from the Company any newly issued New Securities (an "HNC Purchase") and Thiemann does not exercise his Right of First Refusal under Section 1 to purchase any of such New Securities on the terms that such New Securities were offered in such HNC Purchase then, subject to the terms and conditions of this
Section 1.6, Thiemann shall have the non-transferable right, at his option, to purchase from the Company, within thirty (30) days after the Company gives Thiemann written notice of such HNC Purchase and the date on which such HNC Purchase occurred (the "HNC PURCHASE DATE"), that number of shares of the Company's Common Stock (the "MAINTENANCE NUMBER") that, when added to the number of Rights Securities held of record (or issuable upon the conversion, exchange or exercise of other securities held of record) by Thiemann immediately prior to such HNC Purchase Date (the "PRE-PURCHASE SHARES"), would enable Thiemann to maintain exactly the same Ownership Ratio (as defined below) immediately after such HNC Purchase Date as Thiemann has immediately prior to such HNC Purchase Date (assuming no transfer, disposition or loss by Thiemann of any securities of the Company owned by him immediately prior to such HNC Purchase Date); provided, however, that notwithstanding the foregoing, the Maintenance Number may not exceed that number of shares of Common Stock that, when added to the Pre-Purchase Shares, would cause Thiemann's Pro Rata Share (as defined in
Section 1.1 hereof) as of immediately after such HNC Purchase Date to be greater than Thiemann's Pro Rata Share as of immediately prior to such HNC Purchase Date. As used herein, the term "OWNERSHIP RATIO" means the ratio, as of a given date, between (i) the number of Rights Securities held of record (or issuable upon the conversion, exchange or exercise of other securities held of record) by Thiemann on such date and (ii) the number of Rights Securities held of record (or issuable upon the conversion, exchange or exercise of other securities held of record) by HNC on such date.

            The following terms and conditions apply to any purchase by Thiemann of shares of the Company's Common Stock pursuant to the provisions of this
Section 1.6.

                  (a) Maintenance Period Defined. The "MAINTENANCE PERIOD" means that time period (1) beginning after the Company has issued to HNC, and HNC has purchased, the shares of Series A Preferred Stock issuable to HNC under the HNC Purchase Agreement, and (2) ending on the earlier to occur of: (i) the first date on which the aggregate cumulative amount of consideration paid by HNC to the Company for all New Securities originally purchased by HNC from the Company equals or exceeds Three Million Dollars ($3,000,000), where, for this purpose, the amount of non-cash consideration paid by HNC for New Securities shall be conclusively deemed to be the value ascribed to such consideration in good faith by the Company's Board of Directors; (ii) the termination of this Agreement under any of the provisions of Section 3 hereof; (iii) the termination of HNC's rights and obligations under Section 3.2 hereof; (iv) the termination of Thiemann's rights under this Agreement under the provisions of Section 3.3 hereof; (v) the termination of this Agreement by HNC under Section 3.5 hereof; or (vi) the termination of this Agreement for any other reason.



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                  (b) Other Terms of Purchase. Any shares of the Company's
Common Stock purchased by Thiemann pursuant to this Section 1.6 ("MAINTENANCE SHARES") must be purchased on the same terms and conditions as the original terms and conditions of the Thiemann Purchase Agreement (including without limitation the Right of First Refusal, the Vesting Repurchase Option and the General Repurchase Option in favor of HNC (as those terms are defined in the Thiemann Purchase Agreement)), except that: (i) the Purchase Price Per Share at which Maintenance Shares are purchased by Thiemann shall be the fair market value per share of the Company's Common Stock as of the date such shares are purchased by Thiemann, as determined in good faith by the Company's Board of Directors; (ii) all Maintenance Shares purchased by Thiemann shall be paid for in full in cash on the date of purchase; (iii) the vesting schedule on which such Maintenance Shares are released from the Company's Vesting Repurchase Option to repurchase such shares at their original purchase price upon termination of Thiemann's employment shall be identical to the vesting schedule set forth in Section 5 of the Thiemann Purchase Agreement applicable to the Thiemann Shares (i.e., so that, regardless of the date on which the Maintenance Shares are actually purchased, the percentage of the Maintenance Shares that are "Vested Shares" that are not subject to the Company's Vesting Repurchase Option will be the same as the percentage of the Thiemann Shares that are then "Vested Shares" within the meaning of the Thiemann Purchase Agreement).

                  (c) Restrictions. Thiemann's right to purchase any Maintenance Shares arising from a particular HNC Purchase shall forever lapse and expire if Thiemann has not consummated the purchase of such Maintenance Shares within thirty (30) days after the Company gives Thiemann the written notice of such HNC Purchase and HNC Purchase Date (a "PURCHASE NOTICE") as provided above in accordance with the notice provisions of Section 5.1 of this Agreement.

                  (d) Intent. The intention of the parties is that Thiemann's rights under this Section 1.6 and Thiemann's Right of First Refusal under
Section 1.1 are alternative and mutually exclusive rights.

      2.    VOTING AGREEMENT.

            2.1 ELECTION OF BOARD OF DIRECTORS. Subject to the terms and conditions of this Agreement, each Investor agrees to vote all shares of capital stock of the Company now or hereafter directly or indirectly owned (of record or beneficially) by such Investor in such manner as may be necessary to elect (and maintain in office) as members of the Company's Board of Directors (the "BOARD"), the following persons:

                  (a) the person who is then the Chief Executive Officer of the Company (the "CEO").

                  (b) two (2) individuals designated by HNC who are each executive officers of HNC (the "HNC DESIGNEES");



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                  (c) one (1) individual designated by HNC who is an outside member of the Board of Directors of HNC and is not employed by HNC or its affiliates (the "HNC OUTSIDE DIRECTOR DESIGNEE"); and

                  (d) one (1) individual nominated by a majority of the other four Board nominees, who shall not be an employee of the Company or HNC or any of their respective affiliates (the "SELECTED DIRECTOR").

                  For purposes of this Agreement: (i) any individual who is designated for election to the Board pursuant to the foregoing provisions of this Section 2.1 is hereinafter referred to as a "BOARD DESIGNEE"; and (ii) any person or corporation or group of directors who has or have the right to designate one or more Board Designees for election to the Board pursuant to the foregoing provisions of this Section 2.1 is hereinafter referred to as a "DESIGNATOR" or as "DESIGNATORS", as applicable.

                  The parties agree that the CEO shall fill the seat on the Company's Board of Directors that, pursuant to the currently effective provisions of Section 4.5 of Article VI of the Company's Restated Articles of Incorporation, is to be filled by the vote of the holders of the Company's outstanding Common Stock, voting together as a single class, and that the HNC Designees, the HNC Outside Director Designee and the Selected Director will fill the four seats on the Company's Board of Directors that, pursuant to the currently effective provisions of Section 4.5 of Article VI of the Company's Restated Articles of Incorporation, are to be filled by the vote of the holders of the Company's outstanding Series A Preferred Stock, voting together as a single class. In the event the Company's Articles of Incorporation are amended so as to alter the above-described provisions for electing directors of the Company, the foregoing provisions of this Section 2.1 will cease to be of any further force or effect.

            2.2   INITIAL BOARD MEMBERS.  The initial CEO shall be Michael
A. Thiemann; the initial HNC Designees shall be Robert L. North and Raymond
V. Thomas; and the initial HNC Director Designee shall be Charles H. Gaylord, Jr. The parties acknowledge that the initial Selected Director has not yet been designated.

            2.3 CHANGES IN BOARD DESIGNEES. From time to time during the term of this Agreement, a Designator or Designators may, in their sole discretion:

                  (a) elect to remove from the Board any incumbent Board Designee who occupies a Board seat for which such Designator or Designators are entitled to designate the Board Designee under Section 2.1; and/or

                  (b) designate a new Board Designee for election to a Board seat for which such Designator or Designators are entitled to designate the Board Designee under Section 2.1 (whether to replace a prior Board Designee or to fill a vacancy in such Board seat);

provided that such removal and/or designation of a Board Designee is approved in a writing signed by a majority of the Designators who are entitled to designate such Board Designee under Section 2.1, and provided further, that such designation is in accordance with Section 2.1, in



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which case such election to remove a Board Designee and/or elect a new Board
Designee will be binding on all such Designators. In the event of such a removal and/or designation of a Board Designee under this Section 2.3, the Investors shall vote their shares of the Company's capital stock as provided in Section
2.1 so as to cause: (a) the removal from the Board of the Board Designee or Designees so designated for removal by the appropriate Designators or Designators in accordance with the Company's Articles of Incorporation and Bylaws; and (b) the election to the Board of any new Board Designee or Designees so designated for election to the Board by the appropriate Designator or Designators in accordance with the Company's Articles of Incorporation and Bylaws.

            2.4 NOTICE: CUMULATIVE VOTING. The Company shall promptly give each of the Investors written notice of any change in the composition of the membership of the Board and of any proposal by a Designator or Designators to remove or elect a new Board Designee as provided in Section 2.3. In any election of any member of the Board pursuant to this Section 2, the Investors shall vote their shares of the Company's capital stock in accordance with the Company's Articles of Incorporation and Bylaws in a manner sufficient to elect to the Board the individuals to be elected thereto as provided in this Section 2, utilizing cumulative voting (if and to the extent that cumulative voting is permitted by applicable law, the Company's Articles of Incorporation and Bylaws), as may be necessary to do so.

            2.5 OTHER SECURITYHOLDERS. The Company shall use its best efforts to cause each party who, after the Effective Date, acquires (i) any shares of capital stock of the Company, (ii) any options, warrants or other rights to acquire or purchase any shares of capital stock of the Company, (iii) any other securities that are convertible, exchangeable or exercisable for shares of capital stock of the Company or (iv) any securities that are convertible, exchangeable or exercisable for shares of the capital stock of the Company, to agree to vote any shares of the capital stock of the Company owned by such person in accordance with the terms of this Section 2.

            2.6 LEGEND. So long as an Investor's obligations under Section 2 of this Agreement remain in effect under the terms of this Agreement the legend set forth below shall be imprinted by the Company on each of the stock certificates representing shares of the capital stock of the Company owned by such Investor:

            THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AGREEMENTS AND RESTRICTIONS WITH REGARD TO THE VOTING OF SUCH SHARES AS PROVIDED IN AN INVESTORS' RIGHTS AGREEMENT, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE CORPORATION. SUCH AGREEMENTS AND RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

            2.7 TERMINATION. The provisions of this Section 2 shall automatically terminate and cease to have effect upon the earlier to occur of
(i) the first date that the authorized number of directors of the Company's Board of Directors is not five (5) directors; or (ii) the date



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on which the parties' rights and obligations under the provisions of this
Section 2 terminate in accordance with the provisions of Section 3 of this Agreement.

      3.    TERM AND TERMINATION.

            3.1 AUTOMATIC TERMINATION. This Agreement and the parties' rights and obligations hereunder shall automatically terminate upon the earlier to occur of:

                  (a) the date and time immediately prior to the closing of the first firm commitment underwritten sale of Common Stock of the Company to the public pursuant to a registration statement (other than a registration statement relating solely to an employee benefit plan or a business combination or reorganization) filed with, and declared effective by, the Securities and Exchange Commission under the 1933 Act covering the offer and sale of the Company's Common Stock to the public at an offering price of at least $1.50 per share (such offering price being subject to proportional adjustment to reflect subdivisions (stock splits), combinations (reverse stock splits), stock dividends and similar transactions affecting the number of outstanding shares of Common Stock) for aggregate gross proceeds to the Company (calculated before deduction of underwriters' discounts and commissions) of at least $15,000,000;

                  (b) the closing of a Business Combination (as defined below). As used herein, the term "BUSINESS COMBINATION" shall mean any of the following transactions: (i) a consolidation or merger of the Company with or into any other corporation or corporations that results in the holders of the Company's outstanding capital stock immediately prior to such consolidation or merger owning, immediately after such consolidation or merger, Stock (as defined below) representing less than fifty percent (50%) of the voting power of all of the then outstanding capital stock of the surviving corporation of such consolidation or merger or of the parent (or ultimate parent) corporation of such surviving corporation, (ii) a sale of all or substantially all the assets of the Company; or (iii) any transaction or series of related transactions in which shareholders of the Company sell or otherwise transfer to a single party (or group of related parties) outstanding capital stock of the Company that represents more than fifty percent (50%) of the voting power of all of the Company's then outstanding stock. As used in this Section 3.1, the term "STOCK" means either capital stock of the Company that was outstanding immediately prior to a consolidation or merger referred to in clause (i) of the preceding sentence, or that is issued to the shareholders of the Company in such consolidation or merger in respect of their ownership of the capital stock of the Company.

            3.2 TERMINATION OF HNC RIGHTS AND OBLIGATIONS. Subject to the earlier termination of this Agreement and HNC's rights and obligations hereunder in accordance with Section 3.1, HNC shall cease to have any rights or obligations under this Agreement upon the first date that HNC ceases to own at least 1,000,000 shares of the Series A Preferred Stock of the Company (as such number may be adjusted pursuant to Section 5.9 of this Agreement), and/or the equivalent number of shares of the Company's Common Stock into which such number of shares of Series A Preferred Stock is then convertible.


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            3.3 TERMINATION OF THIEMANN RIGHTS. Subject to the earlier termination of this Agreement and Thiemann's rights and obligations hereunder in accordance with Section 3.1, Thiemann shall cease to have any rights whatsoever under this Agreement upon the earlier to occur of: (a) the termination of Thiemann's employment with the Company for any reason; or (b) the first date on which Thiemann ceases to own at least 500,000 shares of the Company's Common Stock (as such may be adjusted pursuant to Section 5.9 of this Agreement) purchased under the Thiemann Purchase Agreement. Upon such a termination of Thiemann's rights, Thiemann shall immediately cease to have any rights whatsoever under this Agreement, but Thiemann's obligations under this Agreement shall nevertheless continue in full force and effect until this Agreement is terminated pursuant to Section 3.1 or Section 3.5 or by the mutual written agreement of HNC and Thiemann.

            3.4 SPECIAL TERMINATION OF SECTION 2 ONLY. Notwithstanding anything herein to the contrary, if the Company's Articles of Incorporation (which currently provide that: the Company shall have five (5) authorized directors; that the holders of the Company's Series A Preferred Stock, voting together as a separate class, are entitled to elect four (4) of such five directors; and that the holders of the Company's Common Stock, voting together as a separate class, are entitled to elect one (1) of such directors) are amended so as to (i) change the authorized number of the Company's directors from five (5) directors; and/or
(ii) change the number of directors to be elected by the holders of the Series A Preferred Stock, voting together as a separate class, or the number of directors to be elected by the holders of the Common Stock, voting together as a separate class, then the parties' rights and obligations under Section 2 of this Agreement will be terminated effective upon the effectiveness of such amendment of the Company's Articles of Incorporation.

            3.5 HNC OPTIONAL TERMINATION. Upon the termination of Thiemann's rights under this Agreement in accordance with Section 3.3, HNC may (at its sole option and discretion) terminate this Agreement immediately by giving written notice of termination to the Company and Thiemann.

      4.    ASSIGNMENT AND AMENDMENT.

            4.1 ASSIGNMENT. Neither HNC nor Thiemann may assign or delegate any of their rights or obligations under this Agreement without the written consent of all parties hereto; provided, however, that HNC may assign and delegate all its rights and obligations under this Agreement (whether by operation of law or otherwise) to any corporation or other entity in connection with an HNC Business Combination (as defined below). As used herein the term "HNC BUSINESS COMBINATION" means (i) a consolidation or merger of HNC with or into any corporation or corporations, (ii) a sale of all or substantially all the assets of HNC; or (iii) any transaction or series of related transactions in which shareholders of HNC sell or otherwise transfer to a single party or group of related parties outstanding stock of HNC that represents more than fifty percent (50%) of the voting power of all HNC's then outstanding stock.

            4.2 AMENDMENT. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either



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retroactively or prospectively), only with the written consent of the Company,
HNC and Thiemann (and/or any of their permitted successors or assigns); provided, however, that at such time as a party ceases to have any rights under this Agreement in accordance with Section 3 of this Agreement, then this Agreement may be amended without the consent of such party so long as such amendment does not adversely change or increase such party's remaining obligations under this Agreement. Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon the Company, each Investor, and each permitted successor or assignee of such Investor.

      5.    GENERAL PROVISIONS.

            5.1 NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows:

                  (a) if to an Investor, at such Investor's respective address set forth beneath its signature hereto; and

                  (b) if to the Company, at 9605 Scranton Road, Suite 240, San Diego, California 92121.

Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

            5.2 ENTIRE AGREEMENT. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

            5.3 GOVERNING LAW. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.

            5.4 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

            5.5 THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.


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            5.6 SUCCESSORS AND ASSIGNS. Subject to the provisions of Section
2.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

            5.7 CAPTIONS; COUNTERPARTS. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            5.8 COSTS AND ATTORNEYS' FEES. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

            5.9 ADJUSTMENTS FOR STOCK SPLITS, ETC. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

APTEX SOFTWARE INC.:                      INVESTORS:

                                          HNC SOFTWARE INC.


By:                                       By:
      ---------------------------              ------------------------------
Title:                                    Title:
      ---------------------------              ------------------------------

Address: 9605 Scranton Road, Suite 240    Address: 5930 Cornerstone Court West
         San Diego, California 92121               San Diego, California 92121

                                          THIEMANN

                                          --------------------------
                                          Michael A. Thiemann

                                          Address: 3516 Crown Point Drive
                                                   San Diego, California 92109



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               [SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT]



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